                                                                   EXHIBIT 10.12


                               PROMOTION AGREEMENT

1. This Promotion Agreement (the "Agreement") is dated as of May 18, 1998 between CNET, Inc. ("CNET") and FreeShop International, Inc. (the "Company"). Pursuant to this Agreement, CNET will provide various links, placements and other online promotions (collectively, the "Promotions") from Snap! Online and SEARCH.COM and will provide advertising media ("Advertising") to the Company to assist the Company in promoting its products and services and facilitating the sale of products to potential buyers through its Internet site. CNET will be compensated by the Company for providing the Promotions and Advertising. Accordingly, the parties hereby agree as follows:

2.       Background.

         2.1 The Company. The Company operates an electronic retailing operation through its Internet site located at www.freeshop.com (together with any successors or derivatives to such site, the "Company Site"). Through the Company Site, the Company distributes and sells or facilitates the distribution and sale of various products and services, either directly or as an agent for third party vendors. All products and services offered for distribution or sale through the Company Site are referred to as the "Products."

         2.2 CNET. CNET produces television programs and operates a network of Internet sites on the World Wide Web. For purposes of this Agreement, the "CNET Sites" refer to the sites referenced in
                  Section 3.3 and Exhibit A.

3.       CNET's Obligations.

         3.1 Advertising media. CNET will provide Advertising media to the Company during the Term on the CNET Sites and at the rates described in Exhibit A.

         3.2 Retail Promotions. CNET will provide various retail Promotions on Snap! Online and SEARCH.COM, which may include text/HTML or graphical Promotions that include embedded links to co-branded pages on CNET Sites or the Company Site.

         3.3 Placement of Promotions. CNET will determine the location and type of each Promotion displayed on Snap! Online and SEARCH.COM and may phase in certain types of Promotions as they are developed. CNET currently intends to display Promotions consisting of text/HTML links, pre-filled with an appropriate query string or link ("Pre-Filled Links"), as set forth in this Section.

                  3.3.1 On SEARCH.COM, CNET intends to display a Pre-Filled Link on all category doors and on the search query pages as appropriate and mutually agreed upon.

                  3.3.2 On the home version of Snap! Online and all partner versions with partner approval, CNET intends to display a Pre-Filled Link to Snap! Shopping's Free Stuff page above the fold on the front door at least 25%
                           of the time and on pages related to Snap! Shopping as appropriate and mutually agreed upon. The Company will also serve as the sole "Anchor Tenant" for Snap! Shopping's Free Stuff! page (or equivalent page if subsequently renamed). As Anchor Tenant, the Company will receive prominent Graphical Promotions above the "fold" on the Free Stuff! page. For the purposes of clarity, the "fold" is defined as the visible portion of the screen on a standard 640 x 480 screen size.

         3.4 Design and Production of Promotions. The Company will design any graphics required for the Promotions and provide pre-filled query strings or links for all of the Pre-Filled Links, with reasonable assistance from CNET, and the Company will supply digital copies of such graphics and other materials to CNET. CNET will be responsible for incorporating the Promotions into the CNET Sites and for ensuring that the Promotions are accessible to users of the CNET Sites ("Users").

         3.5 Reporting. Within 30 days after the end of each month during the Term, CNET will provide a report to the Company indicating the number of impressions of Promotions displayed on the CNET Sites during such month. CNET will also provide standard "real-time" reporting for media Advertising.

         3.6 Investment. One hundred twenty days after the date of this Agreement and on the first scheduled closing date of each subsequent equity financing by the Company (each such date being an "Investment Date"), CNET will purchase a Participating Amount (as defined below) of the Company's equity securities on the same terms and conditions, including price, as the Company is then closing the sale of such securities to other investors; provided, that if an Investment Date does not occur within nine months after the immediately prior Investment Date (a "Prior Investment Date"), then one business day after the end of the nine month period CNET will purchase a Participating Amount of the same type of equity securities as were sold to CNET on the Prior Investment Date at the same price per share (subject to adjustment for stock dividends, combinations or splits with respect to such securities) at which the Company last sold securities. For purposes of this Section 3.6, "Participating Amount" means such dollar amount as will bring CNET's aggregate purchases of the Company's equity securities, after its then current purchase, to an amount equal to 20% of all amounts paid or payable to CNET by the Company under the terms of this Agreement on or before the end of the calendar month which includes the Investment Date. CNET will execute the same purchase documentation as other investors in connection with each purchase. The Company will have no obligation to sell equity securities to CNET on an Investment Date unless the Company reasonably determines that such sale to CNET is in compliance with all applicable state and federal securities laws.

4.       The Company's Obligations:

         4.1 Operation of Company Site. The Company will be responsible for ensuring that each link embedded within a Promotion takes the User to the appropriate area within the Company Site, and that the Company Site functions with reasonable reliability and in a commercially reasonable manner throughout the Term. In particular, the Company agrees that the Company Site will comply with the performance standards set forth in Exhibit B throughout the Term. Any failure by the Company to comply with this paragraph will be deemed to be a material breach of this Agreement.

         4.2 Reporting. Within 30 days after the end of each month during the Term, the Company will provide a report to CNET indicating the aggregate number of referrals from Promotions on the CNET Sites to the Company Site during such month and the resulting number of buyers for which the Company has received payment ("CNET Sales"). CNET Sales includes lead generation offers for which FreeShop receives a "per lead" fee and excludes any advertising including banners, promotions or other advertising fees received by the Company. CNET and the Company will agree on technical procedures to allow the easy and accurate tracking and reporting of CNET Sales. The Company will make this information available in a manner that allows CNET and the Company to understand the performance of the various Promotions.

         4.3      Cash Consideration.

                  4.3.1 For each month during the Term, the Company will purchase at least $100,000 of Advertising media on the CNET Sites identified in Exhibit A, at the rates (expressed as Net CPM) identified for such CNET Sites in Exhibit A. CNET will guarantee the availability of at least $100,000 worth of this media at these rates. Payments under this paragraph for a particular month will be due within 30 days after the end of such month.

                  4.3.2 For each month of the Term, the Company will pay CNET $[***] for each CNET Sale except CNET Sales for which the Company receives less than $[***] per sale. In the case that the revenue to Company from a CNET Sale is less than $[***], Company will instead pay CNET [***]% of lead generation revenue received on that CNET Sale. Such payments will be based on the reports prepared by the Company under Section 4.2 (although CNET may challenge such reports as contemplated by
                           Section 10.5). Payments under this paragraph for a particular month will be due within 30 days after the end of such month.

         4.4 User Information. At least once each calendar quarter, the Company will deliver to CNET aggregate data collected as a result of the CNET Sales, including but not limited to, demographic data, buying behavior as measured by conversion to sale, frequency of purchasing, and average order size, and a comparison to the average for the Company to the extent such information is collected by the Company. The Company and CNET agree to best efforts to evaluate the possible transfer of additional per user information to CNET on such terms and for such purposes as the parties may agree. To the extent provided, all such information will be provided by the Company to CNET at no charge. Additionally, the Company and CNET will conduct a review at least once per quarter to discuss the Company's business model and the way in which leads are collected and sold in order to ensure that the CNET Sales is an accurate reflection of the usage

*** confidential material omitted
                  of the leads.

5. Term and Termination. The term of this Agreement (the "Term") will begin on May 18, 1998 and end on the first anniversary of the date of this Agreement; provided that (a) either party may terminate this Agreement, effective at any time after the first three months of the Term, by giving 30 days' written notice of termination to the other party, and (b) either party may terminate this Agreement at any time by giving written notice of termination to the other party, if the other party commits a material breach of its obligations hereunder that is not cured within 30 days after notice thereof from the non-breaching party. The provisions of Sections 8, 9 and 10, as well as any obligations arising prior to expiration or termination, will survive any expiration or termination of the Term.

6. Exclusivity. For purposes of this agreement "Competing Free Product Retailer " means any company (other than the Company and CNET and their respective affiliates) that is engaged primarily in the retail distribution and sale, through the Internet, of products and services that are offered without any initial payment required with the exclusion of software products and classifieds. During the Term, CNET will not enter into any agreements under which CNET receives consideration from a Competing Free Product Retailer for displaying permanent links to or other fixed promotions for such Competing Free Product Retailer on any CNET Site provided that the foregoing will not restrict the display of standard advertisements for any Competing Free Product Retailer. The parties acknowledge that the foregoing will not prevent CNET from displaying text links and other references to Competing Free Product Retailers as reasonably necessary to provide appropriate editorial and search related services on the CNET Sites or within the context of standard advertising promotions.

7.       Trademark Licenses.

         7.1 The Company hereby grants to CNET a non-exclusive, revocable, royalty-free license, effective as long as this Agreement is in effect, to use, display and publish any of the Company's trademarks, tradenames, service marks and logos ("Company Marks") that may be delivered by the Company to CNET expressly for inclusion in the Promotions, solely for use in connection with the Promotions. Any use of the Company Marks by CNET must comply with any reasonable usage guidelines communicated by the Company to CNET from time to time. Nothing contained in this Agreement will give CNET any right, title or interest in or to the Company Marks or the goodwill associated therewith, except for the limited usage rights expressly provided above. CNET acknowledges and agrees that, as between the Company and CNET, the Company is the sole owner of all rights in and to the Company Marks.

         7.2 CNET hereby grants to Company a non-exclusive, revocable, royalty-free license, effective as long as this Agreement is in effect, to use, display and publish any of the CNET's trademarks, tradenames, service marks and logos ("CNET Marks") that may be delivered by CNET to the Company expressly for inclusion in the Snap! co-branded Company store. Any use of the CNET Marks by Company must comply with any reasonable usage guidelines communicated by CNET to the Company from time to time. Nothing contained in this

                  Agreement will give the Company any right, title or interest in or to the CNET Marks or the goodwill associated therewith, except for the limited usage rights expressly provided above. The Company acknowledges and agrees that, as between the Company and CNET, CNET is the sole owner of all rights in and to the CNET Marks.

         7.3 The Company hereby represents and warrants to CNET that the Company has, and will have throughout the Term, all necessary rights in and to the Company Marks to grant CNET the licenses and usage rights contemplated by this Agreement without violating the rights of any third party. CNET hereby represents and warrants to the Company that CNET has, and will have throughout the Term, all necessary rights in and to the CNET Marks to grant the Company the licenses and usage rights contemplated by this Agreement without violating the rights of any third party.

8. Responsibility for the Company Products. The Company acknowledges and agrees that, as between the Company and CNET, the Company will be solely responsible for any claims or other losses associated with or resulting from the marketing or operation of the Company Site or the offer, distribution or sale of any Products by the Company or in connection with the Company Site. CNET is not authorized to make, and agrees not to make, any representations or warranties concerning the Products, except to the extent (if any) contained within Promotions delivered to CNET by the Company.

9.       Mutual Indemnification.

         9.1 Indemnification by CNET. CNET shall indemnify and hold the Company harmless from and against any costs, losses, liabilities and expenses, including all court costs, reasonable expenses and reasonable attorney's fees (collectively, "Losses") that the Company may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (a) any breach or alleged breach by CNET of its representations, warranties or covenants hereunder; or (b) the operation of the CNET Sites (except in cases where the Company is required to indemnify CNET under the following paragraph), including claims of infringement or misappropriation of intellectual property rights.

         9.2 Indemnification by the Company. The Company shall indemnify and hold CNET harmless from and against any Losses that CNET may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (a) any breach or alleged breach by the Company of its representations, warranties or covenants hereunder; (b) the use by CNET of the Company Marks or any content provided by the Company to CNET expressly for display in connection with or as part of the Promotions, including claims of infringement or misappropriation of intellectual property rights; or (c) the operation of the Company Site or the offer, distribution or sale of the Products by the Company or in connection with the Company Site.

         9.3 Indemnification Procedures. If any party entitled to indemnification under this section (an "Indemnified Party") makes an indemnification request to the other, the Indemnified Party shall permit the other party (the "Indemnifying Party") to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. The Indemnified Party shall notify Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

10.      Miscellaneous.

         10.1 LIMITATION OF DAMAGES. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         10.2 Assignment. This Agreement may not be assigned by either party, except (a) to the transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger or otherwise) or (b) to any entity that controls, is controlled by or is under common control with such party.

         10.3 Relationship of Parties. This Agreement will not be construed to create a joint venture, partnership or the relationship of principal and agent between the parties hereto, nor to impose upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein.

         10.4 Entire Agreement. This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. This Agreement may not be amended except in writing signed by both parties. Each party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein.

         10.5 Audit Rights. Each party will have the right to engage an independent third party to audit the books and records of the other party relevant to the calculation of

                  Retail Impressions or CNET Sales, upon reasonable notice and during normal business hours, and the other party will provide reasonable cooperation in connection with any such audit. The party requesting the audit will pay all expenses of the auditor unless the audit reveals an underpayment by the other party of more than 5%, in which case the other party will reimburse all reasonable expenses of the auditor.


         10.6 Applicable Law. This Agreement will be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of law.

         10.7 Press Release. Each party may issue a press release concerning the business relationship contemplated by this Agreement, and each party will provide an appropriate quote from one of its senior executive officers for use in the other party's release. The Company agrees that CNET's press release may disclose the total consideration payable to CNET hereunder. Each party will provide the other with a reasonable opportunity to review and comment on its press release.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


CNET, INC.                                  FreeShop International, Inc.

By:    /s/ MARTIN GREEN                     By:    /s/ TIM CHOATE
    ---------------------------------           -------------------------------
       Martin Green                                Tim Choate

Title: Vice President                       Title: President & CEO
       ------------------------------              ----------------------------

                                    EXHIBIT A

                                ADVERTISING MEDIA

For each of the first 12 calendar months of the Term, the Company will purchase a minimum of $100,000 of Advertising media on the following sites, and CNET will sell such Advertising media at the Net CPM's indicated for such sites:

CNET ADVERTISING MEDIA                                            NET CPM
DOWNLOAD.COM business banners                                     $ [***]
DOWNLOAD.COM business window                                      $ [***]
DOWNLOAD.COM business title download                              $ [***]

DOWNLOAD.COM development tools banners                            $ [***]
DOWNLOAD.COM development tools window                             $ [***]
DOWNLOAD.COM development tools title download                     $ [***]

DOWNLOAD.COM education banners                                    $ [***]
DOWNLOAD.COM education window                                     $ [***]
DOWNLOAD.COM education title download                             $ [***]

DOWNLOAD.COM games banners                                        $ [***]
DOWNLOAD.COM games window                                         $ [***]
DOWNLOAD.COM games title download                                 $ [***]

DOWNLOAD.COM home & personal banners                              $ [***]
DOWNLOAD.COM home & personal window                               $ [***]
DOWNLOAD.COM home & personal title download                       $ [***]

DOWNLOAD.COM Internet banners                                     $ [***]
DOWNLOAD.COM Internet window                                      $ [***]
DOWNLOAD.COM Internet title download                              $ [***]

DOWNLOAD.COM multimedia & design banners                          $ [***]
DOWNLOAD.COM multimedia & design window                           $ [***]
DOWNLOAD.COM multimedia & design title download                   $ [***]

DOWNLOAD.COM utilities banners                                    $ [***]
DOWNLOAD.COM utilities window                                     $ [***]
DOWNLOAD.COM utilities title download                             $ [***]

Snap! Run-of-site banners                                         $ [***]
Snap! Shopping banners                                            $ [***]
Snap! Keyword search                                              $ [***]

SEARCH.COM frontdoor portal                                       $ [***]
SEARCH.COM keywords                                               $ [***]

*** confidential material omitted

Additionally, for each of the first 12 calendar months of the Term, CNET will provide the following Advertising media to the Company at no cost:

CNET ADVERTISING MEDIA                                 IMPRESSIONS PER MONTH
DOWNLOAD.COM run-of-site banners                                       [***]
Snap! run-of-site banners                                              [***]
SEARCH.COM run-of-site banners                                         [***]

*** confidential material omitted

                                    EXHIBIT B

                              PERFORMANCE STANDARDS


The Company Site and the Company's related operations must comply with the following performance standards throughout the Term

1. The Company Site will be operational and functional in all material respects (i.e. capable of displaying information, receiving purchases and conducting transactions as contemplated in the ordinary course of business). The Company shall use commercially reasonable efforts to maintain the functionality of the Site. Should, the Company Site fail to be operational and functional in all material respects, then for the period of time during such failure, CNET may remove the Retail Promotions without breaching the terms of this agreement and without any negative financial consequence to CNET.


2. Without limiting the effect of 1, the Company shall provide to Users coming to the Company Site from the Promotions at least the same level of service as is offered to users coming directly to the Company Site or from agreements with other distribution partners.

                        AMENDMENT TO PROMOTION AGREEMENT

This Amendment to Promotion Agreement (the "Amendment") is dated to be effective as of June 30, 1998 between CNET, Inc. ("CNET") and FreeShop International, Inc. (the "Company"). CNET and the Company entered into a Promotion Agreement dated as of May 18, 1998 (the "Original Agreement" and, as amended hereby, the "Agreement"). Capitalization terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Original Agreement.

CNET and the Company desire to amend the Original Agreement as set forth in this Amendment. According, CNET and the Company hereby agree as follows:

1. Section 4.3.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

        "4.3.1 During June, July, August, September, October, November and
               December of 1998, the Company will purchase at least $100,000, $50,000, $200,000, $100,000, $100,000 and $100,000, respectively, of Advertising media on the CNET Sites identified in Exhibit A. During January 1999 and for each subsequent month of the Term, the Company will purchase at least $100,000 of Advertising media on the CNET Sites identified in Exhibit A. The foregoing Advertising media will be purchased at the rates (expressed as Net CPM) identified for such CNET Sites in Exhibit A. CNET will guarantee the availability of at least these minimum amounts of media at these rates. Payments under this paragraph for a particular month will be due within 30 days after the end of such month."

2. The first sentence of Section 3.6 of the Original Agreement is hereby amended by replacing the phrase "One hundred twenty days after the date of this Agreement" with the phrase "On September 30, 1998".

3. Section 3 of the Original Agreement is hereby amended by replacing clause (a) thereof with the following: "(a) either party may terminate this Agreement, effective at any time on or after October 1, 1998, by giving 30 days' written notice of termination to the other party".

4. Except as expressly set forth in this Agreement, the Original Agreement remains in full force and effect in accordance with its terms. References in the Original Agreement to the "Agreement" are hereby amended to refer to the Original Agreement, as amended by this Amendment. This Amendment and the Original Agreement constitute and contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior oral or written agreements. This Amendment will be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



CNET, INC.                                     FREESHOP INTERNATIONAL, INC.

By:  /s/ MARTIN GREEN                          By:  /s/ TIM CHOATE
     ------------------------------                 ----------------------------

Title:  Vice President                         Title:  President & CEO
        ---------------------------                    -------------------------

                    SECOND AMENDMENT TO PROMOTION AGREEMENT

This Second Amendment to Promotion Agreement (the "Amendment") is dated to be effective as of September 30, 1998 between CNET Inc. ("CNET") and FreeShop International, Inc. (the "Company"). CNET and the Company entered into a Promotion Agreement dated as of May 18, 1998, which was amended pursuant to an Amendment to Promotion Agreement dated as of June 30, 1998 (as so amended, the "Original Agreement" and, as further amended hereby, the "Agreement"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Original Agreement.

CNET and the Company desire to amend the Original Agreement as set forth in this Amendment. Accordingly, CNET and the Company hereby agree as follows:

1. Section 4.3.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

        "4.3.1 During June, July, August and September of 1998, the Company will purchase at least $100,000, $50,000, $50,000 and $200,000, respectively, of Advertising media on the CNET Sites identified in Exhibit A. During October 1998 and for each subsequent month of the Term, the Company will purchase at least $50,000 of Advertising media on the CNET Sites identified in Exhibit A. The foregoing Advertising media will be purchased at the rates (expressed as Net CPM) identified for such CNET Sites in Exhibit A. CNET will guarantee the availability of at least these minimum amounts of media at these rates. Payments under this paragraph for a particular month will be due within 30 days after the end of such month."

2. Section 5 of the Original Agreement is hereby amended by replacing clause (a) thereof with the following: "(a) either party may terminate this Agreement, effective at any time on or after January 1, 1999, by giving 30 days' written notice of termination to the other party".

3. The last paragraph of Exhibit A of the Original Agreement, which relates to Advertising to be provided to the Company at no cost, is hereby amended and restated in its entirety as follows:

               "Additionally, for each of the first 12 calendar months of the Term, CNET will provide the following Advertising media to the Company at no cost:

               CNET ADVERTISING MEDIA                     IMPRESSIONS PER MONTH
               DOWNLOAD.COM run-of-site banners                  [***]
               Snap! Run-of-site banners                         [***]
               SEARCH.COM run-of-site banners                    [***]"

4. Except as expressly set forth in this Amendment, the Original Agreement remains in full force and effect in accordance with its terms. References in the Original Agreement to the "Agreement" are hereby amended to refer to the Original Agreement, as amended by this Amendment. This Amendment and the Original Agreement constitute and contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior oral or written agreements. This Amendment will be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of law.


*** confidential material omitted

CNET, INC.                                    FREESHOP INTERNATIONAL, INC.



By:  /s/ MARTIN GREEN                          By:  /s/ TIM CHOATE
     ------------------------------                 ----------------------------

Title:  Vice President                         Title:  President & CEO
        ---------------------------                    -------------------------